Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 and related prospectus of MapLight Therapeutics, Inc. of our report dated March 26, 2026, relating to the consolidated financial statements of MapLight Therapeutics, Inc. and its subsidiary, appearing in the Annual Report on Form 10-K of MapLight Therapeutics, Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ RSM US LLP

Boston, Massachusetts

September 9, 2026